Exhibit 10.12

Exclusive Option Agreement

This Exclusive Option Agreement (this “Agreement”) is made and entered into by and among the following Parties as of                     :

Party A:	(“Cayman Entity”), a Cayman Islands company limited by shares with its registered address at P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands;

Party B:	(the “Shareholder”), a citizen with Identification No.: ; and

Party C:	(the “Company”), a company with its registered address at .

In this Agreement, each of Cayman Entity, the Shareholder and the Company shall be referred to as a “Party” respectively, and they shall be collectively referred to as the “Parties.”

Whereas:

1.	The Shareholder is a shareholder of the Company and as of the date hereof holds % of the equity interest of the Company, representing [local currency] in the registered capital of the Company.

2.	Cayman Entity and the Shareholder entered into a loan agreement (“Loan Agreement”) on , according to which Cayman Entity confirmed that it provided to the Shareholder a loan in amount of [local currency], and may provide to the Shareholder certain additional amount from time to time, to be used for the purpose of acquiring the equity interest of the Company.

3.	The Parties wish to enter into this Agreement to confirm, approve and ratify the transactions between the Parties with respect to the subject matter hereof since the Effective Date (as defined below).

Now therefore, upon mutual discussion and negotiation, the Parties have reached the following agreement:

1.	Sale and Purchase of Equity Interest and Assets

1.1	Option Granted

The Shareholder hereby irrevocably grants Cayman Entity an irrevocable and exclusive right to purchase, or designate one or more persons (each, a “Designee”) to purchase the equity interest in the Company then held by the Shareholder once or at multiple times at any time in part or in whole at Cayman Entity’s sole and absolute discretion to the extent permitted by the applicable laws and at the price described in Section 1.3 herein (such right being the “Equity Interest Purchase Option”). Except for Cayman Entity and the Designee(s), no other person shall be entitled to the Equity Interest Purchase Option or other rights with respect to the equity interest held by the Shareholder in the Company. The Company hereby agrees to the grant by the Shareholder of the Equity Interest Purchase Option to Cayman Entity. The term “person” as used herein shall refer to individuals, corporations, partnerships, partners, enterprises, trusts or non-corporate organizations.

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1.2	Steps for Exercise of the Equity Interest Purchase Option

Subject to the provisions of the applicable laws and regulations, Cayman Entity may exercise the Equity Interest Purchase Option by issuing a written notice to the Shareholder (the “Equity Interest Purchase Option Notice”), specifying: (a) Cayman Entity’s or the Designee’s decision to exercise the Equity Interest Purchase Option; (b) the portion of equity interest to be purchased by Cayman Entity or the Designee from the Shareholder (the “Optioned Interests”); and (c) the date for purchasing the Optioned Interests or the date for transfer of the Optioned Interests.

1.3	Equity Interest Purchase Price

The purchase price of all equity interest held by the Shareholder in the Company purchased by Cayman Entity by exercising the Equity Interest Purchase Option shall be the lowest price permitted by the applicable laws; if Cayman Entity exercises the Equity Interest Purchase Option to purchase part of the equity interest held by the Shareholder in the Company, the purchase price shall be calculated pro rata.

1.4	Transfer of Optioned Interests

For each exercise of the Equity Interest Purchase Option:

1.4.1	The Shareholder shall cause the Company to promptly convene a shareholders’ meeting, at which a resolution shall be adopted approving the Shareholder’s transfer of the Optioned Interests to Cayman Entity and/or the Designee(s);

1.4.2	The Shareholder shall obtain written statements from the other shareholders of the Company giving consent to the transfer of the equity interest to Cayman Entity and/or the Designee(s) and waiving any right of first refusal related thereto;

1.4.3	The Shareholder shall execute an equity interest transfer contract with respect to each transfer with Cayman Entity and/or each Designee (whichever is applicable), in accordance with the provisions of this Agreement and the Equity Interest Purchase Option Notice regarding the Optioned Interests; and

1.4.4	The relevant Parties shall execute all other necessary contracts, agreements or documents, obtain all necessary government licenses and permits and take all necessary actions to transfer valid ownership of the Optioned Interests to Cayman Entity and/or the Designee(s), unencumbered by any security interests, and cause Cayman Entity and/or the Designee(s) to become the registered owner(s) of the Optioned Interests. For the purpose of this Section and this Agreement, “security interests” shall include securities, mortgages, third party rights or interests, any stock options, acquisition rights, right of first refusal, right to offset, ownership retention or other security arrangements, but shall be deemed to exclude any security interest created by this Agreement, the Shareholder’s Equity Interest Pledge Agreement and Shareholder’s Power of Attorney. The “Shareholder’s Equity Interest Pledge Agreement” as used in this Agreement shall refer to an equity interest pledge agreement executed by and among Cayman Entity, Shareholder and the Company as of and any modification, amendment and restatement thereto. The “Shareholder’s Power of Attorney” as used in this Agreement shall refer to a power of attorney executed by the Shareholder as of granting Cayman Entity with power of attorney and any modification, amendment and restatement thereto.

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1.5	Payment

The Parties have agreed in the Loan Agreement that any proceeds obtained by the Shareholder through the transfer of its equity interest in the Company shall be used for repayment of the loan provided by Cayman Entity in accordance with the Loan Agreement. Accordingly, upon exercise of the Equity Interest Purchase Option, Cayman Entity may elect to make payment of the Equity Interest Purchase Price through cancellation of the relevant portion of the outstanding amount of the loan corresponding to the Optioned Interests owed by the Shareholder to Cayman Entity. If Cayman Entity exercises the Equity Interest Purchase Option to purchase the equity interest held by the Shareholder in the Company in whole, (i) in case where the purchase price of such equity interest as determined pursuant to Section 1.3 is lower than the outstanding amount of the loan, Cayman Entity agrees to exempt the Shareholder from the payment for the difference, (ii) in case where the purchase price of such equity interest as determined pursuant to Section 1.3 is higher than the outstanding amount of the loan, Cayman Entity shall not be required to pay any additional purchase price to the Shareholder, and such additional amount of purchase price shall be deemed to be interest on the outstanding amount of loan.

1.6	Asset Purchase Option

The Company hereby grants to Cayman Entity an irrevocable and exclusive option to have Cayman Entity or its Designee purchase from the Company, at Cayman Entity’s sole discretion, at any time and in accordance with the procedures decided by Cayman Entity in its sole discretion, any or all of the assets of the Company, to the extent permitted by the applicable laws, and at the lowest purchase price permitted by the applicable laws. The Parties shall then enter into a separate assets transfer agreement, specifying the terms and conditions of the transfer of the assets.

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2.	Covenants

2.1	Covenants regarding the Company

The Shareholder (as a shareholder of the Company) and the Company hereby covenant as follows:

2.1.1	Without the prior written consent of Cayman Entity, they shall not in any manner supplement, change or amend the articles of association of the Company, increase or decrease its registered capital, or change its structure of registered capital in any other manner;

2.1.2	They shall maintain the Company’s corporate existence in accordance with good financial and business standards and practices, obtain and maintain all necessary government licenses and permits by prudently and effectively operating its business and handling its affairs;

2.1.3	Without the prior written consent of Cayman Entity, they shall not at any time following the date hereof, sell, transfer, mortgage or dispose of in any manner any material assets of the Company or legal or beneficial interest in the material business of the Company, or allow the encumbrance thereon of any security interest;

2.1.4	Without the prior written consent of Cayman Entity, they shall not incur, inherit, guarantee or suffer the existence of any debt, except for payables incurred in the ordinary course of business other than through loans;

2.1.5	They shall always operate all of the Company’s businesses in the ordinary course of business to maintain the asset value of the Company and refrain from any action/omission that may affect the Company’s operating status and asset value;

2.1.6	Without the prior written consent of Cayman Entity, they shall not cause the Company to execute any major contract, except the contracts in the ordinary course of business;

2.1.7	Without the prior written consent of Cayman Entity, they shall not cause the Company to provide any person with any loan or credit;

2.1.8	They shall provide Cayman Entity with information on the Company’s business operations and financial condition at Cayman Entity’s request;

2.1.9	If requested by Cayman Entity, they shall procure and maintain insurance in respect of the Company’s assets and business from an insurance carrier acceptable to Cayman Entity, at an amount and type of coverage typical for companies that operate similar businesses;

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2.1.10	Without the prior written consent of Cayman Entity, they shall not cause or permit the Company to merge, consolidate with, acquire or invest in any person;

2.1.11	They shall immediately notify Cayman Entity of the occurrence or possible occurrence of any litigation, arbitration or administrative proceedings relating to the Company’s assets, business or revenue;

2.1.12	To maintain the ownership by the Company of all of its assets, they shall execute all necessary or appropriate documents, take all necessary or appropriate actions, file all necessary or appropriate complaints, and raise necessary or appropriate defenses against all claims;

2.1.13	Without the prior written consent of Cayman Entity, they shall ensure that the Company shall not in any manner distribute dividends to its shareholders, provided that upon Cayman Entity’s written request, the Company shall immediately distribute all distributable profits to its shareholders;

2.1.14	At the request of Cayman Entity, they shall appoint any person designated by Cayman Entity as the director or executive director of the Company and shall not appoint any person to these positions without consent from Cayman Entity;

2.1.15	Without Cayman Entity’s prior written consent, they shall not engage in any business in competition with Cayman Entity or its affiliates; and

2.1.16	Unless otherwise required by the applicable laws, the Company shall not be dissolved or liquated without the prior written consent of Cayman Entity.

2.2	Covenants of the Shareholder

The Shareholder hereby covenants as follows:

2.2.1	Without the prior written consent of Cayman Entity, the Shareholder shall not sell, transfer, mortgage or dispose of in any other manner any legal or beneficial interest in the equity interest in the Company held by the Shareholder, or allow the encumbrance thereof, except for the interest placed in accordance with the Shareholder’s Equity Interest Pledge Agreement and the Shareholder’s Power of Attorney;

2.2.2	Without the prior written consent of Cayman Entity, the Shareholder shall cause the shareholders’ meeting and/or the directors (or the executive director) of the Company not to approve any sale, transfer, mortgage or disposition in any other manner of any legal or beneficial interest in the equity interest in the Company held by the Shareholder, or allow the encumbrance thereof of any security interest, except for the interest placed in accordance with the Shareholder’s Equity Interest Pledge Agreement and the Shareholder’s Power of Attorney;

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2.2.3	Without the prior written consent of Cayman Entity, the Shareholder shall cause the shareholders’ meeting or the directors (or the executive director) of the Company not to approve the merger or consolidation of the Company with any person, or the acquisition of or investment in any person by the Company;

2.2.4	The Shareholder shall immediately notify Cayman Entity of the occurrence or possible occurrence of any litigation, arbitration or administrative proceedings relating to the equity interest in the Company held by the Shareholder;

2.2.5	The Shareholder shall cause the shareholders’ meeting or the directors (or the executive director) of the Company to vote their approval of the transfer of the Optioned Interests as set forth in this Agreement and to take any and all other actions that may be requested by Cayman Entity;

2.2.6	To the extent necessary to maintain the Shareholder’s ownership in the Company, the Shareholder shall execute all necessary or appropriate documents, take all necessary or appropriate actions, file all necessary or appropriate complaints, and raise necessary or appropriate defenses against all claims;

2.2.7	The Shareholder shall appoint any designee of Cayman Entity as the director or the executive director of the Company, at the request of Cayman Entity;

2.2.8	The Shareholder hereby waives its right of first refusal to the transfer of the equity interest by any other shareholder of the Company to Cayman Entity (if any), and gives consent to the execution by each other shareholder of the Company with Cayman Entity and the Company an exclusive option agreement, the equity interest pledge agreement and a power of attorney similar to this Agreement, the Shareholder’s Equity Interest Pledge Agreement and the Shareholder’s Power of Attorney, respectively, and undertakes not to take any action in conflict with such documents executed by the other shareholders;

2.2.9	The Shareholder shall promptly donate any profit, interest, dividend, any other distributions, including assets or proceeds of liquidation, to Cayman Entity or any other person designated by Cayman Entity to the extent permitted under applicable laws; and

2.2.10	The Shareholder shall strictly abide by the provisions of this Agreement and other contracts jointly or separately executed by and among the Shareholder, the Company and Cayman Entity, perform the obligations hereunder and thereunder, and refrain from any action/omission that may affect the effectiveness and enforceability thereof. To the extent that the Shareholder has any remaining rights with respect to the equity interest subject to this Agreement hereunder or under the Shareholder’s Equity Interest Pledge Agreement or under the Shareholder’s Power of Attorney, the Shareholder shall not exercise such rights except in accordance with the written instructions of Cayman Entity.

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For the avoidance of doubt, written consents in this Section 2 may be given in the form of emails or other electronic communications at Cayman Entity’s sole discretion.

3.	Representations and Warranties

The Shareholder and the Company hereby represent and warrant to Cayman Entity, jointly and severally, as of the date of this Agreement and each date of transfer of the Optioned Interests, that:

3.1	They have the power, capacity and authority to execute and deliver this Agreement and any equity interest transfer contracts to which they are parties concerning the Optioned Interests to be transferred thereunder (each, a “Transfer Contract”), and to perform their obligations under this Agreement and any Transfer Contracts. The Shareholder and the Company agree to enter into Transfer Contracts consistent with the terms of this Agreement upon Cayman Entity’s exercise of the Equity Interest Purchase Option. This Agreement and the Transfer Contracts to which they are parties constitute or will constitute their legal, valid and binding obligations and shall be enforceable against them in accordance with the provisions thereof;

3.2	The Shareholder and the Company have obtained any and all approvals and consents from government authorities and third parties (if required) for execution, delivery and performance of this Agreement;

3.3	The execution and delivery of this Agreement or any Transfer Contracts and the obligations under this Agreement or any Transfer Contracts shall not: (i) cause any violation of any applicable laws; (ii) be inconsistent with the articles of association, bylaws or other organizational documents of the Company; (iii) cause the violation of any contracts or instruments to which they are a party or which are binding on them, or constitute any breach under any contracts or instruments to which they are a party or which are binding on them; (iv) cause any violation of any condition for the grant and/or continued effectiveness of any licenses or permits issued to either of them; or (v) cause the suspension or revocation of or imposition of additional conditions to any licenses or permits issued to either of them;

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3.4	The Shareholder has a good and merchantable title to the equity interest held by the Shareholder in the Company. Except for the Shareholder’s Equity Interest Pledge Agreement and the Shareholder’s Power of Attorney, the Shareholder has not placed any security interest on such equity interest;

3.5	The Company has a good and merchantable title to all of its assets, and has not placed any security interest on the aforementioned assets;

3.6	The Company does not have any outstanding debts, except for (i) debt incurred in the ordinary course of business; and (ii) debts disclosed to Cayman Entity for which Cayman Entity’s written consent has been obtained;

3.7	The Company has complied with all laws and regulations applicable to asset acquisitions; and

3.8	There are no pending or threatened litigation, arbitration or administrative proceedings relating to the equity interest in the Company, assets of the Company or the Company.

4.	Effective Date and Term

This Agreement shall be effective from                      (the “Effective Date”), and remain effective until all of the equity interest held by the Shareholder in the Company has been transferred or assigned to Cayman Entity and/or any other person designated by Cayman Entity in accordance with this Agreement.

5.	Governing Law and Resolution of Disputes

5.1	Governing Law

The execution, effectiveness, construction, performance, amendment and termination of this Agreement shall be governed by the laws of                     .

5.2	Methods of Resolution of Disputes

In the event of any dispute with respect to the construction and performance of this Agreement, including any questions regarding its existence, validity or termination, the Parties shall first resolve the dispute through friendly negotiations. In the event the Parties fail to reach an agreement on the dispute within 30 days after a Party’s request to the other Party for resolution of the dispute through negotiations, a Party may submit the relevant dispute to the Singapore International Arbitration Centre in the Republic of Singapore in accordance with the Arbitration Rules of the Singapore International Arbitration Centre for the time being in force, which rules are deemed to be incorporated by reference in this clause. The arbitration award shall be final and binding on both Parties.

Upon the occurrence of any disputes arising from the construction and performance of this Agreement or during the pending arbitration of any dispute, except for the matters under dispute, the Parties shall continue to exercise their respective rights under this Agreement and perform their respective obligations under this Agreement.

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6.	Taxes and Fees

Each Party shall pay any and all transfer and registration taxes, expenses and fees incurred thereby or levied thereon in accordance with the applicable laws, in connection with the preparation and execution of this Agreement and the Transfer Contracts, as well as the consummation of the transactions contemplated under this Agreement and the Transfer Contracts.

7.	Notices

7.1	All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, postage prepaid, by a commercial courier service or by facsimile transmission to the address of such Party set forth below. Each notice shall also be sent by email again. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

7.1.1	Notices given by personal delivery, by courier service or by registered mail, postage prepaid, shall be deemed effectively given on the date of receipt or refusal at the address specified for notices; and

7.1.2	Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

7.2	For the purpose of notices, the addresses of the Parties are as follows:

Party A:

Address:

Attn:

Facsimile:

E-mail:

Party B:

Address:

Attn:

Facsimile:

E-mail:

Party C:

Address:

Attn:

Facsimile:

E-mail:

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7.3	Any Party may at any time change its address for notices by a notice delivered to the other Parties in accordance with the terms hereof.

8.	Confidentiality

The Parties acknowledge that the existence and the terms of this Agreement, and any oral or written information exchanged between the Parties in connection with the preparation and performance of this Agreement are regarded as confidential information. Each Party shall maintain confidentiality of all such confidential information, and without obtaining the written consent of the other Parties, it shall not disclose any relevant confidential information to any third party, except for information that: (a) is or will be in the public domain (other than through the receiving Party’s unauthorized disclosure); (b) is required to be disclosed pursuant to the applicable laws or regulations, rules of any stock exchange, or orders of the court or other government authorities; or (c) is required to be disclosed by any Party to its shareholders, directors, employees, legal counsels or financial advisors regarding the transactions contemplated hereunder, provided that such shareholders, directors, employees, legal counsels or financial advisors shall be bound by the confidentiality obligations similar to those set forth in this Section. Disclosure of any confidential information by the shareholders, director, employees of or agencies engaged by any Party shall be deemed disclosure of such confidential information by such Party and such Party shall be held liable for breach of this Agreement.

9.	Further Warranties

The Parties agree to promptly execute documents that are reasonably required for or are conducive to the implementation of the provisions and purposes of this Agreement and take further actions that are reasonably required for or are conducive to the implementation of the provisions and purposes of this Agreement.

10.	Breach of Agreement

10.1	If the Shareholder or the Company materially breaches any term of this Agreement, Cayman Entity shall have the right to terminate this Agreement and/or require the Shareholder or the Company to compensate all damages Cayman Entity sustained as a result of such breach; this Section 10 shall not prejudice any other rights of Cayman Entity herein;

10.2	The Shareholder or the Company shall not have any right to terminate this Agreement in any event unless otherwise required by the applicable laws.

11.	Miscellaneous

11.1	Revocation, Amendments and Supplements

This Agreement is irrevocable to the Shareholder and the Company and can only be unilaterally revoked or terminated by Cayman Entity. Any amendments and supplements to this Agreement shall be in writing and executed by Cayman Entity. Any amendment or supplement to this Agreement shall be an integral part of this Agreement and shall have the same legal validity as this Agreement.

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11.2	Entire Agreement

This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes any agreements, understandings or representations by or between the Parties before the date of this Agreement that are effective and substantively similar to this Agreement.

11.3	Headings

The headings of this Agreement are for convenience only, and shall not be used to interpret, explain or otherwise affect the meanings of the provisions of this Agreement.

11.4	Language

This Agreement is written in the English language in three copies, each Party having one copy.

11.5	Severability

In the event that one or several of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any applicable laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any respect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

11.6	Successors

This Agreement shall be binding on and shall inure to the interest of the respective successors of the Parties and the permitted assigns of such Parties.

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11.7	Survival

11.7.1	Any obligations that occur or that are due as a result of this Agreement upon the expiration or early termination of this Agreement shall survive the expiration or early termination thereof.

11.7.2	The provisions of Sections 5, 8, 10 and this Section 11.7 shall survive the termination of this Agreement.

11.8	Waivers

Any Party may waive the terms and conditions of this Agreement, provided that such a waiver is provided in writing and contains the signatures of the Parties. No waiver by any Party in certain circumstances with respect to a breach by other Parties shall operate as a waiver by such a Party with respect to any similar breach in other circumstances.

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IN WITNESS WHEREOF, the Parties have executed or have caused their respective duly authorized representatives to execute this Agreement as of the date first above written, and agree to comply with it.

[Name of the Cayman Entity]

By:
Name:
Title:

[Signature page to the Exclusive Option Agreement]

[Name of the Shareholder]

By:

[Signature page to the Exclusive Option Agreement]

[Name of the Company]

By:
Name:
Title:

[Signature page to the Exclusive Option Agreement]